As filed with the Securities and Exchange Commission on January 24, 2023

Registration No. 333-252549

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Metaurus Equity Component Trust

(Exact name of registrant as specified in its charter)

Delaware	6799	35-2594229 30-0987130
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

c/o Metaurus Advisors LLC

22 Hudson Place

Third Floor

Hoboken, NJ 07030

201-683-7979

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard P. Sandulli

c/o Metaurus Advisors LLC

22 Hudson Place

Third Floor

Hoboken, NJ 07030

201-683-7979

(Name, address, including zip code, and telephone number, of agent for service)

Copies to:

JoAnn M. Strasser

Thompson Hine LLP

41 South High Street, Suite 1700

Columbus, Ohio 43215

614-469-3265

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

Explanatory Note – Deregistration of Shares

The Registrant has offered two series of shares, the U.S. Equity Cumulative Dividends Fund—Series 2027 Shares and the U.S. Equity Ex-Dividend Fund—Series 2027 Shares, pursuant to Rule 415 under the Securities Act at the then-current respective net asset value of such shares. Registration has been made in dollar amount rather than number of shares because shares are issued at the then-current net asset value. The Registrant’s Registration Statement on Form S-1 (File No. 333-221591) was initially filed by the Registrant to register shares with an offering price of $1,000,000,000 for each of its series, with the Securities and Exchange Commission (the “SEC”) on June 12, 2017, and declared effective on January 31, 2018. This Registration Statement was amended by post-effective amendment to incorporate updated financial statements by reference on April 11, 2019; and declared effective on April 18, 2019. A subsequent Registration Statement on Form S-1 (File No. 333-252549) was filed on January 29, 2021, to update financial statements (and was amended several times) and declared effective on July 15, 2021. On May 9, 2022, the Registrant filed Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-252549) to update financial statements and remove references to the U.S. Equity Ex-Dividend Fund—Series 2027 Shares. This Post-Effective Amendment No. 1 was declared effective on May 17, 2022. In compliance with the Registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the Registrant is terminating the effectiveness of the Registration Statement and removing any securities remaining unsold from registration by means of this Post-Effective Amendment No. 2. As of the date of this filing, there were remaining unsold shares of U.S. Equity Ex-Dividend Fund—Series 2027 Shares with a value of $977,886,542 and remaining unsold shares value of U.S. Equity Cumulative Dividends Fund—Series 2027 with a value of $951,961,709.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the sponsor of the Registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoboken, New Jersey, on January 24, 2023.

Metaurus Equity Component Trust

By:	Metaurus Advisors LLC, its sponsor

By:	/s/ Jamie Greenwald
Name:	Jamie Greenwald
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Jamie Greenwald	Co-Chief Executive Officer	January 24, 2023
Name: Jamie Greenwald	(Principal Executive Officer)

/s/ Donald M. Callahan	Chief Financial Officer	January 24, 2023
Name: Donald M. Callahan	(Principal Financial Officer and Principal Accounting Officer)

*	The Registrant is a trust, and the persons are signing in their capacities as officers of Metaurus Advisors LLC, the sponsor of the Registrant.